Law Offices
HOLLAND & KNIGHT LLP

2300 US Bancorp Tower
111 S.W. Fifth Avenue
Portland, Oregon 97204

503-243-2300
FAX 503-241-8014
www.hklaw.com


February 3, 2003



First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

         Re:  First Investors Multi-State Insured Tax Free Fund
              -------------------------------------------------

Dear Sir/Madam:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                         Very truly yours,

                                         /s/ Holland & Knight LLP

                                         HOLLAND & KNIGHT LLP